EXHIBIT 24

                                POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints George
H. Fancher Jr. and Albert A. Golusin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in his capacity as an officer, director, or both of Fan Energy Inc., a Nevada corporation ("Company"), to sign the Company's Annual Report on Form 10-KSB, and any and all amendments thereto and to file the same with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                                 Title                 Date
---------                                 -----                 ----


/s/ Rex Utsler                            Director              March 24, 1999
    ---------------------------------
    Rex Utsler

/s/ William E. Grafham                    Director              March 24, 1999
    ---------------------------------
    William E. Grafham

/s/ Jeffrey J. Scott                      Director              March 23, 1999
    ---------------------------------
    Jeffrey J. Scott

/s/ George A. Cloudy                      Director              March 24, 1999
    ---------------------------------
    George A. Cloudy